Exhibit 99.1

                                                  News Release

   [GRAPHIC OMITTED]                              CONTACT:
                                                  Max Kuniansky
                                                  Director of Investor Relations
                                                  B/E Aerospace, Inc.
                                                  (561) 791-5000 ext. 1440
                                                  max_kuniansky@beaerospace.com

                   B/E AEROSPACE AMENDS BANK CREDIT AGREEMENT,
                               COMMENTS ON OUTLOOK


     WELLINGTON, FL, September 29, 2003 - B/E Aerospace, Inc. (Nasdaq: BEAV) today announced that it has amended its bank credit agreement and commented on the outlook for the balance of calendar 2003.

BANK CREDIT AGREEMENT

     The amended bank credit agreement announced today provides for:

     o a credit facility of $120 million, as compared to $135 million prior to the amendment,

     o    no principal repayments until the facility matures in August 2006, and

     o an interest rate of 400 basis points over the Eurodollar rate. The rate paid by B/E would be about 5 percent based on current Eurodollar rate levels.

     Key financial covenants under the amended bank credit agreement include:

     o leverage of 9.50 times EBITDA (earnings before interest, taxes, depreciation and amortization, as defined) through June 30, 2004, decreasing to 9.25 times EBITDA through December 31, 2004 and subsequently decreasing to 7.00 times EBITDA through December 31, 2005, with a further decrease thereafter, and

     o interest coverage of 1.15 times EBITDA through March 30, 2004, increasing to 1.20 times EBITDA for the remainder of 2004 and subsequently increasing to 1.60 times EBITDA through December 31, 2005, with a further increase thereafter.

     B/E's borrowings under its bank credit facility currently total about $79 million, with cash and cash equivalents on hand currently totaling about $60 million. JPMorgan Chase Bank is the administrative agent under the credit agreement.


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OUTLOOK

     Financial guidance for the remainder of calendar 2003 is now as follows:

     o For the third quarter of calendar 2003, B/E expects to use about $10 million of cash, largely due to an increase of similar magnitude in the projected level of accounts receivable consistent with an increase in product shipments, as well as $4 to $5 million of cash consolidation and integration costs.

     o For the fourth quarter of calendar 2003, B/E expects positive cash flow and a small operating loss, including $1- $2 million of consolidation and integration costs.

     Projected consolidation and integration costs for the remainder of this year reflect the planned elimination of an additional 100 positions by December 2003. Including these positions, B/E will have reduced its workforce by about 1,500 people since late 2001.

     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties. B/E's actual experience may differ materially from that anticipated in such statements. Factors that might cause such a difference include those discussed in B/E's filings with the Securities and Exchange Commission, including but not limited to its most recent proxy statement, Form 10-K and Form 10-Q. For more information, see the section entitled "Forward-Looking Statements" contained in B/E's Form 10-K and in other filings.

     B/E Aerospace, Inc. is the world's leading manufacturer of aircraft cabin interior products, and a leading aftermarket distributor of aerospace fasteners. With a global organization selling directly to the world's airlines, B/E designs, develops and manufactures a broad product line for both commercial aircraft and business jets and provides cabin interior design, reconfiguration and conversion services. Products for the existing aircraft fleet -- the aftermarket -- provide about 60 percent of sales. For more information, visit B/E's website at www.beaerospace.com.

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